Exhibit 99.1

onsemi First Quarter 2024 Results Exceed Expectations

Increased free cash flow approximately 3x year-over-year

SCOTTSDALE, Ariz, – Apr 29, 2024 – onsemi (the “Company”) (Nasdaq: ON) today announced results for the first quarter of 2024 with the following highlights:

•	Revenue of $1,862.7 million

•	GAAP gross margin and non-GAAP gross margin of 45.8 percent and 45.9 percent, respectively

•	GAAP operating margin and non-GAAP operating margin of 28.2 percent and 29.0 percent, respectively

•	GAAP diluted earnings per share and non-GAAP diluted earnings per share of $1.04 and $1.08, respectively

•	Returned ~100% of free cash flow over last twelve months to shareholders through stock repurchases

“The structural changes we have made to the business over the last three years have enabled us to sustain our gross margin despite challenging market conditions,” said Hassane El-Khoury, president and chief executive officer of onsemi. “In the current environment, we remain focused on execution while investing for our long-term growth. As power continues to play a critical role in the world’s increasing energy demands, efficiency is paramount, and we are positioned to continue to gain share with our portfolio of industry-leading power and sensing technologies.”

Selected financial results for the quarter are shown below with comparable periods (unaudited):

	GAAP			Non-GAAP

(Revenue and Net Income in millions)	Q1 2024	Q4 2023	Q1 2023	Q1 2024	Q4 2023	Q1 2023

Revenue	$1,862.7	$2,018.1	$1,959.7	$1,862.7	$2,018.1	$1,959.7

Gross Margin	45.8%	46.7%	46.8%	45.9%	46.7%	46.8%

Operating Margin	28.2%	30.3%	28.8%	29.0%	31.6%	32.2%

Net Income attributable to ON Semiconductor Corporation	$453.0	$562.7	$461.7	$464.5	$540.9	$523.7

Diluted Earnings Per Share	$1.04	$1.28	$1.03	$1.08	$1.25	$1.19

Revenue Summary

(in millions)

(Unaudited)

	Three Months Ended
Business Segment(1)	Q1 2024	Q4 2023	Q1 2023	Sequential Change	Year-over- Year Change

PSG	$874.2	$965.5	$860.9	(9)%	2%

AMG	697.0	744.9	744.7	(6)%	(6)%

ISG	291.5	307.7	354.1	(5)%	(18)%

Total	$1,862.7	$2,018.1	$1,959.7	(8)%	(5)%

(1) During the first quarter of 2024, the Company reorganized certain reporting units and its segment reporting structure. As a result of the reorganization of divisions within PSG and AMG, the prior-period amounts have been reclassified to conform to current-period presentation.

SECOND QUARTER 2024 OUTLOOK

The following table outlines onsemi’s projected second quarter of 2024 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items**	Total onsemi Non-GAAP***

Revenue	$1,680 to $1,780 million	-	$1,680 to $1,780 million

Gross Margin	44.1% to 46.1%	0.1%	44.2% to 46.2%

Operating Expenses	$327 to $342 million	$14 million	$313 to $328 million

Other Income and Expense (including interest), net	($12 million)	-	($12 million)

Diluted Earnings Per Share	$0.82 to $0.94	$0.04	$0.86 to $0.98

Diluted Shares Outstanding *	436 million	4 million	432 million

*

Diluted shares outstanding can vary as a result of, among other things, the vesting of restricted stock units, the incremental dilutive shares from the convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes, and $103.87 for the 0.50% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the hedge transactions entered concurrently with the 0% Notes, and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes, and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes, and the 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes, and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes is included in the diluted shares outstanding. GAAP and non-GAAP diluted share counts are based on either the previous quarter’s average stock price or the stock price as of the last day of the previous quarter, whichever is higher.

**

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; non-recurring facility costs; in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (ET) on April 29,2024 to discuss this announcement and onsemi’s 2024 first quarter results. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here.

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is recognized as a Fortune 500® company and included in the Nasdaq-100 Index® and S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Krystal Heaton	Parag Agarwal

Director, Head of Public Relations	Vice President - Investor Relations & Corporate Development

onsemi	onsemi

(480) 242-6943	(602) 244-3437

Krystal.Heaton@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the second quarter of 2024. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in the 2023 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 5, 2024 (the “2023 Form 10-K”) and from time to time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, which speaks only as of the date made, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks and uncertainties described in this document, our 2023 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Quarters Ended

	March 29, 2024	December 31, 2023	March 31, 2023

Revenue	$1,862.7	$2,018.1	$1,959.7

Cost of revenue	1,009.1	1,076.2	1,042.2

Gross profit	853.6	941.9	917.5

Gross margin	45.8%	46.7%	46.8%

Operating expenses:

Research and development	150.0	150.2	138.4

Selling and marketing	69.1	67.5	71.8

General and administrative	95.3	88.6	75.9

Amortization of acquisition-related intangible assets	12.6	12.1	15.0

Restructuring, asset impairments and other charges, net	1.4	11.4	51.5

Total operating expenses	328.4	329.8	352.6

Operating income	525.2	612.1	564.9

Other income (expense), net:

Interest expense	(15.6)	(15.8)	(26.4)

Interest income	27.6	26.3	17.1

Loss on debt prepayment	—	—	(13.3)

Loss on divestiture of business	—	—	(1.1)

Other income (expense)	1.0	(11.7)	4.7

Other income (expense), net	13.0	(1.2)	(19.0)

Income before income taxes	538.2	610.9	545.9

Income tax provision	(84.5)	(47.5)	(83.7)

Net income	453.7	563.4	462.2

Less: Net income attributable to non-controlling interest	(0.7)	(0.7)	(0.5)

Net income attributable to ON Semiconductor Corporation	$453.0	$562.7	$461.7

Net income for diluted earnings per share of common stock	$453.0	$562.8	$462.1

Net income per share of common stock:

Basic	$1.06	$1.31	$1.07

Diluted	$1.04	$1.28	$1.03

Weighted average common shares outstanding:

Basic	428.1	428.1	431.9

Diluted	436.5	439.5	448.5

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	March 29, 2024	December 31, 2023	March 31, 2023

Assets

Cash and cash equivalents	$2,614.4	$2,483.0	$2,702.4

Receivables, net	873.3	935.4	880.9

Inventories	2,147.1	2,111.8	1,814.9

Other current assets	514.1	382.1	318.1

Total current assets	6,148.9	5,912.3	5,716.3

Property, plant and equipment, net	4,384.3	4,401.5	3,692.9

Goodwill	1,577.6	1,577.6	1,577.6

Intangible assets, net	289.4	299.3	339.8

Deferred tax assets	648.4	600.8	473.1

ROU financing lease assets	41.8	42.4	45.2

Other assets	392.5	381.3	429.4

Total assets	$13,482.9	$13,215.2	$12,274.3

Liabilities and Stockholders’ Equity

Accounts payable	$665.8	$725.6	$976.2

Accrued expenses and other current liabilities	678.1	663.2	666.0

Current portion of financing lease liabilities	0.3	0.8	11.6

Current portion of long-term debt	794.8	794.0	926.2

Total current liabilities	2,139.0	2,183.6	2,580.0

Long-term debt	2,544.1	2,542.6	2,538.0

Deferred tax liabilities	37.3	38.7	36.6

Long-term financing lease liabilities	21.3	22.4	24.0

Other long-term liabilities	598.6	627.3	628.7

Total liabilities	5,340.3	5,414.6	5,807.3

ON Semiconductor Corporation stockholders’ equity:

Common stock	6.2	6.2	6.1

Additional paid-in capital	5,243.9	5,210.9	4,633.6

Accumulated other comprehensive loss	(52.2)	(45.2)	(29.6)

Accumulated earnings	7,001.1	6,548.1	4,826.1

Less: Treasury stock, at cost	(4,075.1)	(3,937.4)	(2,988.2)

Total ON Semiconductor Corporation stockholders’ equity	8,123.9	7,782.6	6,448.0

Non-controlling interest	18.7	18.0	19.0

Total stockholders’ equity	8,142.6	7,800.6	6,467.0

Total liabilities and stockholders’ equity	$13,482.9	$13,215.2	$12,274.3

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarters Ended
	March 29, 2024	December 31, 2023	March 31, 2023

Cash flows from operating activities:

Net income	$453.7	$563.4	$462.2

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	154.9	160.3	145.0

Loss on sale and disposal of fixed assets	0.1	4.3	1.2

Loss on divestiture of businesses	—	—	1.1

Loss on debt prepayment	—	—	13.3

Amortization of debt discount and issuance costs	2.7	2.6	2.9

Share-based compensation	33.0	30.7	27.7

Non-cash asset impairment charges	—	6.8	12.7

Change in deferred tax balances	(48.6)	(18.7)	(1.5)

Other	1.8	(6.2)	(7.0)

Changes in assets and liabilities	(98.9)	(132.0)	(248.7)

Net cash provided by operating activities	498.7	611.2	408.9

Cash flows from investing activities:

Purchase of Property, Plant and Equipment (“PP&E”)	(222.4)	(390.5)	(321.5)

Deposits and proceeds from sale of PP&E	0.1	1.2	1.7

Deposits utilized (made) for purchase of PP&E	(11.5)	4.1	(16.7)

Proceeds from sale or maturity of available-for-sale securities	—	—	10.8

Payments related to acquisition of business	—	—	(236.3)

Other	(1.5)	—	—

Net cash used in investing activities	(235.3)	(385.2)	(562.0)

Cash flows from financing activities:

Proceeds for the issuance of common stock under the ESPP	7.6	5.9	7.3

Payment of tax withholding for RSUs	(37.5)	(4.4)	(47.6)

Repurchase of common stock	(100.0)	(300.2)	(104.0)

Issuance and borrowings under debt agreements	—	—	1,470.0

Reimbursement of debt issuance costs	—	—	4.5

Payment of debt issuance and other financing costs	—	(0.7)	(4.8)

Repayment of borrowings under debt agreements	—	(119.6)	(1,213.7)

Payment for purchase of bond hedges	—	—	(414.0)

Proceeds from issuance of warrants	—	—	242.5

Payments related to prior acquisition	—	(5.8)	—

Payment of finance lease obligations	(0.9)	(5.0)	(3.6)

Dividend to non-controlling shareholder	—	(2.4)	—

Net cash used in financing activities	(130.8)	(432.2)	(63.4)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.9)	0.4	0.1

Net increase (decrease) in cash, cash equivalents and restricted cash	131.7	(205.8)	(216.4)

Beginning cash, cash equivalents and restricted cash	2,485.0	2,690.8	2,933.0

Ending cash, cash equivalents and restricted cash	$2,616.7	$2,485.0	$2,716.6

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

		Quarters Ended
		March 29, 2024	December 31, 2023	March 31, 2023
Reconciliation of GAAP to non-GAAP gross profit:

GAAP gross profit		$853.6	$941.9	$917.5

Special items:

a)	Impact of business wind down	—	—	(2.1)

b)	Amortization of acquisition-related intangible assets	1.5	1.5	1.4

	Total special items	1.5	1.5	(0.7)

Non-GAAP gross profit		$855.1	$943.4	$916.8

Reconciliation of GAAP to non-GAAP gross margin:

GAAP gross margin		45.8%	46.7%	46.8%

Special items:

a)	Impact of business wind down	—%	—%	(0.1)%

b)	Amortization of acquisition-related intangible assets	0.1%	0.1%	0.1%

	Total special items	0.1%	0.1%	—%

Non-GAAP gross margin		45.9%	46.7%	46.8%

Reconciliation of GAAP to non-GAAP operating expenses:

GAAP operating expenses		$328.4	$329.8	$352.6

Special items:

a)	Amortization of acquisition-related intangible assets	(12.6)	(12.1)	(15.0)

b)	Restructuring, asset impairments and other, net	(1.4)	(11.4)	(51.5)

c)	Third party acquisition and divestiture-related costs	(0.1)	0.1	(0.1)

	Total special items	(14.1)	(23.4)	(66.6)

Non-GAAP operating expenses		$314.3	$306.4	$286.0

Reconciliation of GAAP to non-GAAP operating income:

GAAP operating income		$525.2	$612.1	$564.9

Special items:

a)	Impact of business wind down	—	—	(2.1)

b)	Amortization of acquisition-related intangible assets	14.1	13.6	16.4

c)	Restructuring, asset impairments and other, net	1.4	11.4	51.5

d)	Third party acquisition and divestiture-related costs	0.1	(0.1)	0.1

	Total special items	15.6	24.9	65.9

Non-GAAP operating income		$540.8	$637.0	$630.8

Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):

GAAP operating margin		28.2%	30.3%	28.8%

Special items:

a)	Impact of business wind down	—%	—%	(0.1)%

b)	Amortization of acquisition-related intangible assets	0.8%	0.7%	0.8%

c)	Restructuring, asset impairments and other, net	0.1%	0.6%	2.6%

	Total special items	0.8%	1.2%	3.4%

Non-GAAP operating margin		29.0%	31.6%	32.2%

Reconciliation of GAAP to non-GAAP income before income taxes:

GAAP income before income taxes		$538.2	$610.9	$545.9

Special items:

a)	Impact of business wind down	—	—	(2.1)

b)	Amortization of acquisition-related intangible assets	14.1	13.6	16.4

c)	Restructuring, asset impairments and other, net	1.4	11.4	51.5

d)	Third party acquisition and divestiture-related costs	0.1	(0.1)	0.1

e)	Loss on debt prepayment	—	—	13.3

f)	Actuarial gains on pension plans and other pension benefits	—	4.0	—

g)	Loss on divestiture of business	—	—	1.1

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

		Quarters Ended
		March 29, 2024	December 31, 2023	March 31, 2023

	Total special items	15.6	28.9	80.3

Non-GAAP income before income taxes		$553.8	$639.8	$626.2

Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:

GAAP net income attributable to ON Semiconductor Corporation		$453.0	$562.7	$461.7

Special items:

a)	Impact of business wind down	—	—	(2.1)

b)	Amortization of acquisition-related intangible assets	14.1	13.6	16.4

c)	Restructuring, asset impairments and other, net	1.4	11.4	51.5

d)	Third party acquisition and divestiture-related costs	0.1	(0.1)	0.1

e)	Actuarial gains on pension plans and other pension benefits	—	4.0	—

f)	Loss on debt prepayment	—	—	13.3

g)	Loss on divestiture of a business	—	—	1.1

h)	Income taxes	(4.1)	(50.7)	(18.3)

	Total special items	11.5	(21.8)	62.0

Non-GAAP net income attributable to ON Semiconductor Corporation		$464.5	$540.9	$523.7

GAAP net income for diluted earnings per share		$453.0	$562.8	$462.1

Non-GAAP net income for diluted earnings per share		$464.5	$541.0	$524.1

Reconciliation of GAAP to non-GAAP diluted shares outstanding:

GAAP diluted shares outstanding		436.5	439.5	448.5

Special items:

a)	Less: dilutive shares attributable to convertible notes	(4.7)	(5.6)	(9.4)

	Total special items	(4.7)	(5.6)	(9.4)

Non-GAAP diluted shares outstanding		431.8	433.9	439.1

Non-GAAP diluted earnings per share:

Non-GAAP net income for diluted earnings per share		$464.5	$541.0	$524.1

Non-GAAP diluted shares outstanding		431.8	433.9	439.1

Non-GAAP diluted earnings per share		$1.08	$1.25	$1.19

Reconciliation of net cash provided by operating activities to free cash flow:

Net cash provided by operating activities		$498.7	$611.2	$408.9

Special items:

a)	Purchase of property, plant and equipment	(222.4)	(390.5)	(321.5)

	Total special items	(222.4)	(390.5)	(321.5)

Free cash flow		$276.3	$220.7	$87.4

	Quarters Ended
	June 30, 2023	September 29, 2023	December 31, 2023	March 29, 2024	Last Twelve Months

Net cash provided by operating activities	$390.8	$566.6	$611.2	$498.7	$2,067.3

Purchase of property, plant and equipment	(430.6)	(433.0)	(390.5)	(222.4)	(1,476.5)

Free cash flow	$(39.8)	$133.6	$220.7	$276.3	$590.8

Revenue	$2,094.4	$2,180.8	$2,018.1	$1,862.7	$8,156.0

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan is included below:

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarters Ended
	March 29, 2024	December 31, 2023	March 31, 2023

Cost of revenue	$5.4	$4.7	$3.7

Research and development	5.7	5.5	4.5

Selling and marketing	5.2	4.8	4.1

General and administrative	16.7	15.7	15.4

Total share-based compensation	$33.0	$30.7	$27.7

SUPPLEMENTAL FINANCIAL DATA

	Quarters Ended
	March 29, 2024	December 31, 2023	March 31, 2023

Net cash provided by operating activities	$498.7	$611.2	$408.9

Free cash flow	276.3	220.7	87.4

Cash paid for income taxes	23.6	100.8	35.2

Depreciation and amortization	$154.9	$160.3	$145.0

Less: Amortization of acquisition-related intangible assets	14.1	13.6	16.4

Depreciation and amortization (excl. amortization of acquisition-related intangible assets)	$140.8	$146.7	$128.6

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant parties’ use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non- GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, impact of business wind down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of onsemi’s core businesses.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, amortization and impairments of intangible assets, third party acquisition and divestiture-related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

NON-GAAP MEASURES (Continued)

Non-GAAP Net Income Attributable to ON Semiconductor Corporation and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, restructuring, gains and losses on debt prepayment, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. For our non-GAAP reporting, we are utilizing a projected and normalized non-GAAP effective tax rate of 16%. We calculate this non-GAAP effective tax rate on an annual basis. We expect to use this normalized non-GAAP effective tax rate of 16% through 2025, however, we may update this non-GAAP effective tax rate at any time for a variety of reasons, including, but not limited to, the rapidly evolving global tax environment, significant changes in our geographic earnings mix or changes to our strategy or business operations. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes and $103.87 for the 0.50% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and the 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding.